Exhibit 4.10

KEYSTONE BANCSHARES, INC.

2021 EQUITY INCENTIVE PLAN

Keystone Bancshares, Inc. originally adopted the 2018 Equity Incentive Plan (the “Original Plan”) effective September 19, 2018 and hereby amends, restates and renames the Original Plan in the form of this 2021 Equity Incentive Plan (the “Plan”).

1. Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to selected Employees, Directors and Consultants and to promote the success of the Company’s and the Bank’s business by offering these individuals an opportunity to acquire a proprietary interest in the success of the Company. The Plan provides for the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares and Other Stock-Based Awards.

2. Definitions. For purposes of this Plan, the following terms shall have the following meanings:

(a) “Administrator” means the Committee appointed by the Board to administer the Plan in accordance with Section 4 hereof. If no Committee has been appointed or is then serving, the Administrator shall mean the Board.

(b) “Applicable Law” means any applicable legal requirements relating to the administration of and the issuance of securities under equity securities-based compensation plans, including, without limitation, the requirements of U.S. state corporate laws, U.S. federal and state securities laws, U.S. federal law, the Code, the laws of the State of Texas, and the requirements of any stock exchange or quotation system upon which the Common Stock may then be listed or quoted and the applicable laws of any other country or jurisdiction where Awards are, or shall be, granted under the Plan. For all purposes of this Plan, references to statutes and regulations shall be deemed to include any successor statutes or regulations, to the extent reasonably appropriate as determined by the Administrator.

(c) “Award” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares or Other Stock-Based Awards.

(d) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e) “Awarded Stock” means the Common Stock subject to an Award.

(f) “Bank” means Keystone Bank, SSB, a Texas state non-member savings bank.

(g) “Board” means the Board of Directors of the Company.

(h) “Cause” means, with respect to a Participant’s termination by the Bank or the Company as a Service Provider, that such termination is for “Cause” as such term (or word of like import) is expressly defined in a then-effective written employment, consulting or similar services agreement between the Participant and the Bank or the Company, or in the absence of such then-effective written agreement and definition, is based on, in the sole determination of the Company, the Participant’s: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Bank or the Company; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Bank or the Company; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person; provided, however, that with regard to any agreement that defines “Cause” on the occurrence of or in connection with a Change in Control, such definition of “Cause” shall not apply until immediately after a Change in Control is consummated. Whether Cause exists, whether Cause is susceptible to correction and whether Cause has been corrected shall be determined in the sole discretion of the Company. Notwithstanding anything in this Plan or in any Award Agreement to the contrary, if the Participant’s status as a Service Provider is terminated without Cause, the Company shall have the sole discretion to later use after-acquired evidence to retroactively re-characterize the prior termination as a termination for Cause if such after-acquired evidence supports such an action. If after-acquired evidence is obtained after a Participant has exercised an Award granted under the Plan, the Company shall repurchase the Shares issued under this Plan with no consideration being provided to the Participant other than the exercise price, if applicable.

(i) “Change in Control” means, except as otherwise defined in an applicable Award Agreement, the occurrence of any of the following events:

(i) the consummation of a transaction as a result of which any person becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company or the Bank representing more than fifty percent (50%) of the total voting power represented by the Company’s or the Bank’s then outstanding voting securities. For the purposes of this paragraph (i), the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude:

(A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or an affiliate of the Company;

(B) a corporation or other entity owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of common stock of the Company;

(C) the Company;

(D) a corporation or other entity of which at least a majority of its combined voting power is owned directly by the Company; and

(E) the acquisition of additional control of the Company or the Bank by a person who owns at least 30% of the total voting power represented by the Company’s or the Bank’s then outstanding voting securities;

(ii) the consummation of the sale, lease, transfer or other disposition by the Company or the Bank during any twelve (12) month period of all or substantially all of the assets of either the Company or the Bank to any third party other than (A) the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale or (B) to a corporation or other entity owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the common stock of the entity resulting from the consolidation or corporate reorganization which does not result in a Change in Control as defined herein;

(iii) a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election;

(iv) a complete winding up, liquidation or dissolution of the Company or the Bank; or

(v) the consummation of a merger or consolidation of the Company or the Bank with or into any other entity or any other corporate reorganization, other than a merger, consolidation or other corporate reorganization that would result in the voting securities of the Company or the Bank outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or the Bank, or such surviving entity or its parent outstanding immediately after such merger, consolidation or other corporate reorganization, but excluding any series of transactions that the Administrator determines shall not be a Change in Control.

Notwithstanding any provision of this Section 2(i) to the contrary:

(A) if the transaction’s sole purpose is to change the legal jurisdiction of the Company’s or the Bank’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the securities of the Company or the Bank immediately before such transaction, such transaction shall not constitute a Change in Control; or

(B) a sale by the Company of its securities in a transaction, the primary purpose of which is to raise capital for the Company’s or the Bank’s operations and business activities, including, without limitation, an initial public offering of Shares under the Securities Act or other Applicable Law shall not constitute a Change in Control.

With respect to Awards that are subject to Section 409A of the Code and provide for payment or settlement to be made in connection with a Change in Control, the term “Change in Control” shall refer to the foregoing events, but subject to such additional restrictions and conditions as would be required for such event to constitute a change in ownership of effective control as described for purposes of Section 409A of the Code.

(j) “Code” means the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(k) “Committee” means a committee of Directors or other individuals satisfying Applicable Law appointed by the Board in accordance with Section 4 hereof.

(l) “Common Stock” means the common stock of the Company, $1.00 par value per share.

(m) “Company” means Keystone Bancshares, Inc., a Texas corporation, or any successor thereto.

(n) “Consultant” means any natural person, including an advisor, who is engaged by the Company, or any Parent or Subsidiary, to render bona fide consulting or advisory services to such entity and who is compensated for those services; provided, however, that the term “Consultant” does not include (i) Employees, (ii) Directors who are paid only a director’s fee by the Company or any Parent or Subsidiary or who are not compensated by such entity for their services as Directors, (iii) securities promoters, (iv) independent agents, franchisees and salespersons who do not have employment relationships with the Company from which they derive at least fifty percent (50%) of their annual income, or (v) any other person who would not be a “consultant” or “advisor” as defined under Rule 701 of the Securities Act or any applicable rulings or regulations interpreting Rule 701.

(o) “Date of Grant” means the date an Award is granted to a Participant in accordance with Section 16 hereof.

(p) “Director” means a non-Employee member of the Board.

(q) “Disability” means a total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its sole discretion may determine whether a total and permanent disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time. Notwithstanding the foregoing, with respect to Awards that are subject to Section 409A of the Code and provide for payment or settlement to be made in connection with a Participant’s Disability, the term “Disability” shall refer to a “disability” as described for purposes of Section 409A of the Code.

(r) “Dividend Equivalent” means a credit to the account of a Participant in an amount equal to the value of dividends paid on one Share for each Share represented by an Award held by such Participant. Under no circumstances shall the payment of a Dividend Equivalent be made contingent on the exercise of an Option or Stock Appreciation Right.

(s) “Employee” means any person, including officers, employed by the Company or the Bank, or any Parent or Subsidiary. A person shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company, the Bank or any Parent or Subsidiary, including sick leave, military leave, or any other personal leave, or (ii) transfers between locations of the Company, the Bank or any Parent or Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, or if later, until expiration of such leave period as is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company or the Bank is not so guaranteed, then upon expiration of the three (3) month period following the initial three (3) month period of such leave, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company, the Bank or any Parent or Subsidiary shall be sufficient to constitute “employment” by the Company, the Bank or any Parent or Subsidiary.

(t) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(u) “Exchange Program” means a program under which outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower exercise prices and different terms), Awards of a different type, and/or cash. The terms and conditions of any Exchange Program shall be determined by the Administrator in its sole discretion.

(v) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) if the Common Stock is listed on any established stock exchange or a national market system, the Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) if the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean of the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or any other source as the Administrator deems reliable; or

(iii) in the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

Notwithstanding the preceding, for federal, state, and local income tax reporting purposes and for such other purposes as the Administrator deems appropriate, the Fair Market Value shall be determined by the Administrator in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

(w) “Incentive Stock Option” means an Option that qualifies to receive favorable tax treatment as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable Award Agreement.

(x) “Nonstatutory Stock Option” means an Option that does not qualify or is not intended to qualify as an Incentive Stock Option.

(y) “Option” means an option to purchase Common Stock granted pursuant to the Plan.

(z) “Other Stock-Based Awards” means any other awards not specifically described in the Plan that are valued in whole or in part by reference to, or are otherwise based on, Shares and are created by the Administrator pursuant to Section 12.

(aa) “Parent” means a “parent corporation” with respect to the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(bb) “Participant” means a Service Provider who has been granted an Award under the Plan.

(cc) “Performance Goals” means goals which have been established by the Administrator in connection with an Award and are based on one or more of the following criteria, as determined by the Administrator in its absolute and sole discretion: growth in interest income and expense; net-income; net interest margin; efficiency ratio; reduction in non-accrual loans and non-interest expense; growth in non-interest income and ratios to earnings assets; net revenue growth and ratio to earning assets; capital ratios; asset or liability interest rate sensitivity and gap; effective tax rate; deposit growth and composition; liquidity management; securities portfolio (value, yield, spread, maturity, or duration); earning asset growth and composition (loans, securities); non-interest income (fees, premiums and commissions, loans, wealth management, treasury management, insurance, funds management); overhead ratios, productivity ratios; credit quality measures; return on assets; return on equity; economic value of equity; compliance and regulatory ratings; internal controls; enterprise risk measures (interest rate, loan concentrations, portfolio composition, credit quality, operational measures, compliance ratings, balance sheet, liquidity, insurance); volume in production or loans; cash flow; cost; revenues; sales; ratio of debt to debt plus equity; net borrowing, credit quality or debt ratings; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; gross margin; profit margin; earnings per Share; operating earnings; capital expenditures; expenses or expense levels; economic value added; ratio of operating earnings to capital spending or any other operating ratios; free cash flow; net profit; net sales; net asset value per Share; the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; sales growth; price of the Common Stock; return on investment; return on assets, equity or shareholders’ equity; market share; inventory levels, inventory turn or shrinkage; customer satisfaction; or total return to shareholders.

(dd) “Performance Period” means the time period during which the Performance Goals or performance objectives must be met.

(ee) “Performance Share” means Share issued pursuant to a Performance Share Award under Section 10 of the Plan.

(ff) “Performance Unit” means, pursuant to Section 10 of the Plan, an unfunded unsecured promise to deliver Shares, cash or other securities equal to the value set forth in the Award Agreement upon achievement of Performance Goals or other target levels of performance.

(gg) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions or are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of Performance Goals or other target levels of performance, or the occurrence of other events as determined by the Administrator.

(hh) “Restricted Stock” means Shares issued pursuant to a Restricted Stock Award under Section 8 of the Plan or issued pursuant to the early exercise of an Option.

(ii) “Restricted Stock Unit” means, pursuant to Section 11 of the Plan, an unfunded and unsecured promise to deliver Shares, cash or other securities equal in value to the Fair Market Value of one Share in the Company on the date of vesting or settlement, or as otherwise set forth in the Award Agreement.

(jj) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(kk) “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(ll) “Service Provider” means an Employee, Director or Consultant to the Company or the Bank.

(mm) “Share” means a share of Common Stock, as adjusted in accordance with Section 15 hereof.

(nn) “Stock Appreciation Right” or “SAR” means, pursuant to Section 9 of the Plan, an unfunded and unsecured promise to deliver Shares, cash or other securities equal in value to the difference between the Fair Market Value of a Share as of the date such SAR is exercised and the Fair Market Value of a Share as of the date such SAR was granted, or as otherwise set forth in the Award Agreement.

(oo) “Subsidiary” means a “subsidiary corporation” with respect to the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.

(a) Basic Limitation. Subject to the provisions of Section 15 hereof, the maximum aggregate number of Shares that may be issued pursuant to all Awards under the Plan shall not exceed 750,000 Shares, all of which may be subject to Incentive Stock Option treatment. Shares shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is not settled in Shares. Upon payment in Shares pursuant to the exercise of an Award, the number of Shares available for issuance under the Plan shall be reduced only by the number of Shares actually issued in such payment. If a Participant pays the exercise price (or purchase price, if applicable) of an Award through the tender of Shares, or if Shares are tendered or withheld to satisfy any withholding obligations of the Company, the number of Shares so tendered or withheld shall again be available for issuance pursuant to future Awards under the Plan.

(b) Lapsed Awards. If any outstanding Award expires or is terminated or canceled without having been exercised or settled in full, or if Shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, the Shares allocable to the terminated portion of the Award or the forfeited or repurchased Shares shall again be available for grant under the Plan.

(c) Share Reserve. The Company, during the term of the Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. Shares subject to performance awards with target and maximum payout levels shall be reserved at the maximum levels.

(d) Shares under Plans of Acquired Companies. Shares issued or transferred pursuant to an Award granted in substitution for outstanding awards, or in connection with assumed awards, previously granted by a company or other entity acquired by the Company or with which the Company combines, shall not count against the limits in the first sentence of Section 3(a) hereof, except with respect to Incentive Stock Options.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Rule 16b-3. If a transaction is intended to be exempt under Rule 16b-3 of the Exchange Act, it shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iii) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee constituted to satisfy Applicable Law.

(iv) Delegation of Authority for Day-to-Day Administration. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

(b) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value of the Common Stock;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve the forms of Award Agreement for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder including, but not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on Performance Goals or other performance criteria), any vesting acceleration or waiver of forfeiture or repurchase restrictions, any non-competition restrictions, and any other restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi) to institute an Exchange Program;

(vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to the creation and administration of sub-plans;

(viii) to allow Participants to satisfy withholding tax obligations by electing to have that number of Shares or cash having a Fair Market Value equal to the minimum amount required to be withheld, or such higher limit if applicable under accounting rules without triggering liability classification, to be withheld from the Shares or cash to be issued upon exercise or vesting of an Award. The Fair Market Value of any Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Participants to have Shares or cash withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(ix) to amend the terms of any outstanding Award, including the discretionary authority to extend the post-termination exercise period of Awards and accelerate the satisfaction of any vesting criteria or waiver of forfeiture or repurchase restrictions, provided that any amendment that would adversely affect the Participant’s rights under an outstanding Award shall not be made without the Participant’s written consent. Notwithstanding the foregoing, an amendment shall not be treated as adversely affecting the rights of the Participant if the amendment causes an Incentive Stock Option to become a Nonstatutory Stock Option or if the amendment is made to the minimum extent necessary to avoid the adverse tax consequences of Section 409A of the Code;

(x) to include a provision whereby the Participant may elect at any time while a Service Provider to exercise any part or all of the Option prior to full vesting of the Option, and any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Bank or the Company or to any other restriction the Administrator determines to be appropriate;

(xi) to correct administrative errors;

(xii) to construe and interpret the terms of the Plan and Award granted pursuant to the Plan;

(xiii) to determine whether Awards shall be settled in Shares, cash or in a combination of Shares and cash;

(xiv) to determine whether Awards shall provide for Dividend Equivalents;

(xv) to create Other Stock-Based Awards for issuance under the Plan;

(xvi) to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;

(xvii) to make any other determination and take any other action that the Administrator deems necessary or desirable for the administration of the Plan.

The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. However, the Administrator may not exercise any right or power reserved to the Board.

(c) Delegation of Authority to Officers. Subject to Applicable Law, the Administrator may delegate limited authority to specified officers of the Bank to execute on behalf of the Company and/or the Bank any instrument required to effect an Award previously granted by the Administrator.

(d) Effect of Administrator’s Decision. All decisions, determinations, actions and interpretations of the Administrator shall be final, conclusive and binding on all persons having an interest in the Plan.

(e) Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as officers or Employees of the Company or the Bank, members of the Board and any officers or Employees of the Company to whom authority to act for the Board, the Administrator or the Company or the Bank is delegated shall be defended and indemnified by the Company or the Bank to the extent permitted by law. Such indemnification shall cover all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding. Notwithstanding the foregoing, such indemnification shall not include any matters to which it shall be adjudged in the claim, investigation, action, suit or proceeding that the subject person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company or the Bank, in writing, the opportunity at the Company’s or the Bank’s expense to defend the same.

5. Eligibility.

(a) General Rule. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, and Other Stock-Based Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

(b) Shareholder with Ten-Percent Holdings. An Employee who, immediately prior to the Date of Grant, owns more than ten percent (10%) of the total combined voting power of all classes of outstanding securities of the Company or any Parent or Subsidiary shall not be eligible for the grant of an Incentive Stock Option unless (i) the exercise price is at least one hundred ten percent (110%) of the Fair Market Value on the Date of Grant, and (ii) the Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the Date of Grant. For purposes of this Section 5(b), in determining ownership of securities, the attribution rules of Section 424(d) of the Code shall apply.

6. Limitations for Incentive Stock Options. Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding a designation of an Option as an Incentive Stock Option, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds U.S. $100,000 (or such higher annual limit as may be set by the Code for Incentive Stock Options), such Options with respect to such Shares exceeding such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section 6, Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the Date of Grant.

7. Options.

(a) Term of Option. The Award Agreement shall specify the term of the Option; provided, however, that the term shall not exceed ten (10) years from the Date of Grant, and a shorter term may be required by Section 5(b) hereof. Subject to the preceding sentence, the Administrator in its sole discretion shall determine when an Option is to expire.

(b) Exercise Price. Each Award Agreement shall specify the exercise price. The exercise price of an Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Shares on the Date of Grant, and a higher percentage may be required by Section 5(b) hereof. Subject to the preceding sentence, the exercise price under any Option shall be determined by the Administrator in its sole discretion. The exercise price shall be payable in accordance with Section 7(d) hereof and the applicable Award Agreement. Notwithstanding anything to the contrary in the foregoing or in Section 5(b), in the event of a transaction described in Section 424(a) of the Code, then, consistent with Section 424(a) of the Code, Incentive Stock Options may be issued at an exercise price other than as required by the foregoing and Section 5(b).

(c) Exercisability. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised. The Administrator, in its sole discretion, may accelerate the satisfaction of such conditions at any time.

(d) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant.

(i) General Rule. The entire exercise price for Shares issued under the Plan shall be payable in cash or cash equivalents at the time when the Shares are purchased, except as otherwise provided in this Section 7(d).

(ii) Net Exercise. At the sole discretion of the Administrator, consideration may be paid in the form of a “net exercise,” such that, without the payment of any funds, the Participant may exercise the Option and receive the net number of Shares equal to (A) the number of Shares as to which the Option is being exercised, multiplied by (B) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Administrator) less the exercise price per Share, and the denominator of which is such Fair Market Value per Share (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares and the Participant shall remit the difference in cash or cash equivalents).

(iii) Other Forms of Consideration. At the sole discretion of the Administrator, all or a portion of the exercise price may be paid by any other form of consideration and method of payment to the extent permitted by Applicable Law, including through the tender of other Shares with a Fair Market Value equal to the exercise price per Share.

(e) Exercise Procedure. Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as may be determined by the Administrator and as set forth in the Award Agreement; provided, however, that an Option shall not be exercised for a fraction of a Share.

(i) An Option shall be deemed exercised when the Company receives (A) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, (B) full payment for the Shares with respect to which the Option is exercised (including provision for any applicable tax withholding), and (C) such other instruments as may be deemed appropriate by the Company. Full payment may consist of any consideration and method of payment authorized by the Administrator in accordance with Section 7(d) hereof and permitted by the Award Agreement.

(ii) Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Awarded Stock, notwithstanding the exercise of the Option, unless otherwise provided in the applicable Award Agreement. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan or the applicable Award Agreement.

(iii) Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available for purchase under the Option, by the number of Shares as to which the Option is exercised.

(f) Termination of Service (other than by death).

(i) Except to the extent an Award Agreement provides otherwise, if a Participant ceases to be a Service Provider for any reason other than death, then the Participant’s Options shall expire on the earlier of:

(A) The expiration date determined by Section 7(a) hereof;

(B) The ninetieth (90th) day following the termination of the Participant’s relationship as a Service Provider for any reason other than Disability or Cause, or such other date as the Administrator may determine and specify in the Award Agreement; provided that no Option that is exercised after the ninetieth (90th) day following the termination of the Participant’s relationship as an Employee for any reason other than Disability or Cause shall be treated as an Incentive Stock Option;

(C) The last day of the twelve (12) month period following the termination of the Participant’s relationship as a Service Provider by reason of Disability, or such other date as the Administrator may determine and specify in the Award Agreement; provided that no Option that is exercised after the last day of the twelve (12) month period following the termination of the Participant’s relationship as an Employee shall be treated as an Incentive Stock Option; or

(D) The Participant’s date of the termination as a Service Provider if such termination is for Cause.

(ii) Following the termination of the Participant’s relationship as a Service Provider, the Participant may exercise all or any part of the Participant’s Option at any time before the expiration of the Option as set forth in Section 7(f)(i) hereof, but only to the extent that the Option was vested and exercisable as of the date of termination of the Participant’s relationship as a Service Provider (or became vested and exercisable as a result of the termination). Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If the Participant does not exercise his Option as to all of the vested Shares within the time specified by the Award Agreement, the Option shall terminate, and the remaining Shares covered by the Option shall revert to the Plan.

(iii) In the event that the Participant dies after the termination of the Participant’s relationship as a Service Provider but before the expiration of the Participant’s Option as set forth in Section 7(f)(i) hereof, all or part of the Option may be exercised (prior to expiration) by the executors or administrators of the Participant’s estate or by any person who has acquired the Option directly from the Participant by beneficiary designation, bequest or inheritance, but only to the extent that the Option was vested and exercisable as of the termination date of the Participant’s relationship as a Service Provider (or became vested and exercisable as a result of the termination). If the Option is not exercised as to all of the vested Shares within the time specified by the Award Agreement, the Option shall terminate, and the remaining Shares covered by such Option shall revert to the Plan.

(g) Death of Participant.

(i) If a Participant dies while a Service Provider, then the Participant’s Option shall expire on the earlier of the following dates:

(A) The expiration date determined by Section 7(a) hereof; or

(B) The last day of the twelve (12) month period following the Participant’s death, or such later date as the Administrator may determine and specify in the Award Agreement; provided that no Option that is exercised after the last day of the twelve (12) month period following the Participant’s death shall be treated as an Incentive Stock Option.

(ii) All or part of the Participant’s Option may be exercised at any time before the expiration of the Option as set forth in Section 7(g)(i) hereof by the executors or administrators of the Participant’s estate or by any person who has acquired the Option directly from the Participant by beneficiary designation, bequest or inheritance, but only to the extent that the Option was vested and exercisable as of the date of the Participant’s death or had become vested and exercisable as a result of the death. Any remaining Options that are unvested as of the date of the Participant’s death, or that did not become vested and exercisable as a result of the Participant’s death, shall be immediately forfeited upon the Participant’s death and shall revert to the Plan. If the Option is not exercised as to all of the vested Shares within the time specified by the Award Agreement, the Option shall terminate, and the remaining Shares covered by such Option shall revert to the Plan.

8. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, shall determine.

(b) Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, shall determine. Unless the Administrator determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on the Shares have lapsed.

(c) Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Award made under the Plan shall be released from escrow as soon as practical after the last day of the Period of Restriction. The Administrator, in its sole discretion, may accelerate the time at which any restrictions shall lapse or be removed.

(d) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.

(e) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares at the time paid to other shareholders unless otherwise provided in the Award Agreement. If any dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(f) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

9. Stock Appreciation Rights

(a) Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to Service Providers at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the number of SARs granted to any Service Provider. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan, including the sole discretion to accelerate exercisability at any time.

(b) SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(c) Expiration of SARs. A SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, as set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Sections 7(f) and 7(g) shall also apply to SARs.

(d) Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the Fair Market Value of a Share as of the date such SAR was granted; times

(ii) The number of Shares with respect to which the SAR is exercised.

At the sole discretion of the Administrator, the payment upon the exercise of a SAR may be in cash, in Shares of equivalent value, or in some combination thereof.

10. Performance Units and Performance Shares.

(a) Grant of Performance Units and Performance Shares. Subject to the terms and conditions of the Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as shall be determined by the Administrator in its sole discretion. The Administrator shall have complete discretion in determining the number of Performance Units and Performance Shares granted to each Service Provider.

(b) Value of Performance Units and Performance Shares. Each Performance Unit shall have an initial value established by the Administrator on or before the date of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c) Performance Objectives and Other Terms. The Administrator shall set Performance Goals or other performance objectives in its sole discretion which, depending on the extent to which they are met, shall determine the number or value of Performance Units and Performance Shares that shall be paid out to the Participant. Each award of Performance Units or Performance Shares shall be evidenced by an Award Agreement that shall specify the Performance Period and such other terms and conditions as the Administrator in its sole discretion shall determine. The Administrator may set Performance Goals or performance objectives based upon the achievement of Company-wide, divisional, or individual goals (including solely continued service), applicable federal or state securities laws, or any other basis determined by the Administrator in its sole discretion.

(d) Earning of Performance Units and Performance Shares. After the applicable Performance Period has ended, the holder of Performance Units or Performance Shares shall be entitled to receive a payout of the number of Performance Units or Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals or performance objectives have been achieved. After the grant of Performance Units or Performance Shares, the Administrator, in its sole discretion, may reduce or waive any performance objectives for the Performance Unit or Performance Share.

(e) Form and Timing of Payment of Performance Units and Performance Shares. Payment of earned Performance Units and Performance Shares shall be made after the expiration of the applicable Performance Period at the time determined by the Administrator and set forth in the applicable Award Agreement (which, unless such Award satisfies an exemption from Section 409A of the Code, shall be on a payment event that complies with Section 409A of the Code). The Administrator, in its sole discretion, may pay earned Performance Units and Performance Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units or Performance Shares, as applicable, at the close of the applicable Performance Period) or in a combination of cash and Shares.

(f) Cancellation of Performance Units or Performance Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units and Performance Shares shall be forfeited to the Company, and again shall be available for grant under the Plan.

11. Restricted Stock Units. Restricted Stock Units shall consist of a Restricted Stock Unit Award that the Administrator, in its sole discretion permits to be paid out in a lump sum, installments or on a deferred basis, in accordance with rules and procedures established by the Administrator. Notwithstanding the foregoing, the rules of Sections 10(b), 10(e) and 10(f) shall also apply to Restricted Stock Units.

12. Other Stock-Based Awards. Other Stock-Based Awards may be granted either alone, in addition to, or in tandem with, other Awards granted under the Plan and/or cash awards made outside of the Plan. The Administrator shall have authority to determine the Service Providers to whom, and the time or times at which, Other Stock-Based Awards shall be made, the amount of such Other Stock-Based Awards, and all other conditions of the Other Stock-Based Awards, including any dividend or voting rights and whether the Award should be paid in cash. Payment of Other Stock-Based Awards shall be made at the time determined by the Administrator and set forth in the applicable Award Agreement (which, unless such Award satisfies an exemption from Section 409A of the Code, shall be on a payment event that complies with Section 409A of the Code).

13. Leaves of Absence. Unless otherwise determined by the Administrator and subject to Applicable Law, vesting of Awards granted under this Plan shall be suspended during any unpaid leave of absence and shall resume on the date the Participant returns to work on a regular schedule as determined by the Company; provided, however, that no vesting credit shall be awarded for the time vesting has been suspended during such leave of absence.

14. Nontransferability of Awards. Unless otherwise determined by the Administrator and provided in the applicable Award Agreement (or be amended to provide), no Award shall be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner (whether by operation of law or otherwise) other than by will or applicable laws of descent and distribution, and shall not be subject to execution, attachment, or similar process. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate. Upon any attempt to pledge, assign, hypothecate, transfer, or otherwise dispose of any Award or of any right or privilege conferred by this Plan contrary to the provisions hereof, or upon the sale, levy or attachment or similar process upon the rights and privileges conferred by this Plan, such Award shall thereupon terminate and become null and void. Awards may be exercised during the lifetime of the Participant only by the Participant (or, in the event of the Participant’s incapacity, by his or her legal representative).

15. Adjustments; Dissolution or Liquidation; Change in Control.

(a) Adjustments. In the event of any change in the outstanding Shares of Common Stock by reason of any stock split, stock dividend or other non-recurring dividends or distributions, recapitalization, merger, consolidation, spin-off, combination, repurchase or exchange of stock, reorganization, liquidation, dissolution or other similar corporate transaction that affects the Common Stock, an adjustment shall be made, as the Board deems necessary or appropriate, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Such adjustment may include an adjustment to the number and class of Shares which may be delivered under the Plan and the number, class and price of Shares subject to outstanding Awards, and the numerical limit in Section 3. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, all Awards shall immediately terminate and no consideration shall be payable thereunder, unless otherwise determined by the Administrator.

(c) Change in Control. This Section 15(c) shall apply except to the extent otherwise provided in the Award Agreement. Upon a Change in Control, it is intended that all outstanding Awards under the Plan will be assumed or replaced by the acquirer. The Administrator shall have the sole and unilateral authority, exercisable either in advance of any actual or anticipated Change in Control or at the time of an actual Change in Control, to provide for the full or partial automatic vesting and exercisability of one or more outstanding unvested Awards under the Plan and the release from restrictions on transfer and repurchase or forfeiture rights of such Awards in connection with a Change in Control, on such terms and conditions as the Administrator may specify. The Administrator, in its sole discretion, may provide for a Participant to have the right to exercise his or her Award, to the extent applicable, until fifteen (15) days prior to the proposed transaction as to all of the Awarded Stock covered thereby. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100%. To the extent it has not been previously exercised or vested, and is not assumed by the acquirer, an Award will terminate immediately prior to the consummation of such proposed action. Additionally, the Administrator shall have the sole and unilateral authority to effectuate the automatic cashout and termination of one or more Awards immediately prior to the Change in Control and without regard to whether the Participant consents to such cashout, provided the payment to the Participant is at the price the Participant would have received had he or she been a shareholder at the time of such Change in Control, and if such Award is an Option or a SAR, such cashout being equal to the positive “spread” (if any) between the price per Share provided in the Change in Control and the exercise price per Share (or if a SAR, the Fair Market Value of a Share as of the Date of Grant), multiplied by the number of Awarded Shares (or if a SAR, the number of underlying units). For avoidance of doubt, if an Award is an Option or a SAR and no positive spread exists pursuant to the foregoing, then such cashout of the Award shall be effectuated with no cash payment to the Participant holding such an Award.

(d) Reservation of Rights. Except as provided in this Section 15 or in the applicable Award Agreement, a Participant shall have no rights by reason of (i) any subdivision or consolidation of Shares or other securities of any class, (ii) the payment of any dividend, or (iii) any other increase or decrease in the number of Shares or other securities of any class. Any issuance by the Company of equity securities of any class, or securities convertible into equity securities of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of Shares. The grant of an Award shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

16. Date of Grant. The Date of Grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination to grant the Award, or such other later date as is determined by the Administrator; provided, however, that the Date of Grant of an Incentive Stock Option shall be no earlier than the date on which the Service Provider becomes an Employee. Notice of the determination shall be provided to each participant within a reasonable time after the date of such grant.

17. Board and Shareholder Approval; Term of Plan.

(a) Approval by Shareholders. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board. Such approval by shareholders of the Company shall be obtained in the degree and manner required under Applicable Law.

(b) Term of the Plan. The Plan shall become effective upon the date of its adoption by the Board; provided, however, that in the event the Plan is not approved by the shareholders of the Company in accordance with Section 17(a), any Option issued pursuant to the Plan that is intended to qualify as an Incentive Stock Option shall be automatically deemed to be a Nonstatutory Stock Option. Unless sooner terminated under Section 18 hereof, the Plan shall continue in effect until the date that all Shares issuable under the Plan have been purchased or acquired in accordance with the Plan; provided, however, that in no event may any Options be granted under the Plan more than ten (10) years after the earlier of the date on which the Plan is adopted by the Board or the date on which the Plan is approved by the shareholders of the Company.

18. Amendment and Termination of the Plan or Award.

(a) Amendment and Termination of Plan. The Board may at any time amend, alter, suspend, or terminate the Plan. Notwithstanding the foregoing, the Board shall obtain approval of the shareholders of any Plan amendment if required by Applicable Law.

(b) Amendment of Award. The Administrator may amend an Award at any time; provided that no amendment of an Award shall materially and adversely impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Administrator. Notwithstanding the foregoing, or anything in the Plan to the contrary, the Administrator shall have unilateral authority to amend an Award, without Participant consent, to the minimum extent necessary to comply with Section 409A of the Code and such amendment shall not be deemed to materially impair the rights of such Participant.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension, or termination of the Plan shall materially and adversely impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Administrator. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

19. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Notwithstanding any other provision of the Plan or any agreement entered into by the Company or the Bank pursuant to the Plan, neither the Company nor the Bank shall be obligated, and shall have no liability for failure to deliver any Shares under the Plan unless the issuance and delivery of Shares comply with (or are exempt from) all Applicable Law, including, without limitation, the Securities Act, U.S. state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving the Award to represent and warrant at the time any such exercise or receipt that the Shares are being acquired only for investment purposes and without any present intention to sell, transfer, or distribute the Shares if, in the opinion of counsel for the Company, such representation is required.

(c) Taxes. No Shares shall be delivered under the Plan to any Participant or other person until the Participant or other person has made arrangements as the Administrator may require for the satisfaction of any U.S. federal, state, local or non-U.S. income and employment tax withholding obligations, including without limitation, obligations incident to the receipt of Shares. Upon exercise or vesting of an Award, the Company shall withhold or collect from the Participant an amount sufficient to satisfy such tax obligations, including, but not limited to, by surrender of the whole number of Shares covered by the Award sufficient to satisfy the minimum applicable tax withholding obligations incident to the exercise or vesting of an Award, or such higher withholding limit if applicable under accounting rules without triggering liability classification. Without limiting the generality of the foregoing, upon the exercise or settlement of any Award, the Company or the Bank shall have the right to withhold taxes from any compensation or other amounts that the Company or Bank may owe to the Participant, or to require the Participant to pay to the Company or the Bank the amount of any taxes that the Company or the Bank may be required to withhold with respect to the Shares issued to the Participant.

20. Severability. Notwithstanding any contrary provision of the Plan or an Award to the contrary, if any one or more of the provisions (or any part thereof) of this Plan or the Awards shall be held invalid, illegal, or unenforceable in any respect, such provision shall be modified so as to make it valid, legal, and enforceable, and the validity, legality, and enforceability of the remaining provisions (or any part thereof) of the Plan or Award, as applicable, shall not in any way be affected or impaired thereby.

21. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

22. No Rights as a Service Provider. Neither the Plan nor any Award shall confer upon any Participant any right to continue his or her relationship as a Service Provider with the Bank or the Company for any period of specific duration or interfere in any way with his or her right or the right of the Bank or the Company (or any Parent or Subsidiary employing or retaining the Participant), which rights are hereby expressly reserved by each, to terminate such relationship at any time, with or without cause, and with or without notice.

23. Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be considered bonuses pursuant to a bonus program exempt from the Employee Retirement Income Security Act of 1974, as amended and shall be considered unfunded and unsecured obligations for all purposes, including, without limitation, the Code. Neither the Company nor any Parent or Subsidiary shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations under this Plan. Any investments or the creation or maintenance of any trust for any Participant account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Parent or Subsidiary and Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of the Company or Parent or Subsidiary. The Participants shall have no claim against the Company or any Parent or Subsidiary for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

24. No Rights to Awards. No Participant, eligible Service Provider, or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of a Service Provider, Participant, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

25. No Shareholder Rights. Except as otherwise provided in an Award Agreement, a Participant shall have none of the rights of a shareholder with respect to Shares covered by an Award until the Participant becomes the record owner of the Shares.

26. Fractional Shares. No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down as appropriate.

27. Governing Law. The Plan, all Award Agreements, and all related matters, shall be governed by the laws of the State of Texas, without regard to choice of law principles that direct the application of the laws of another state.

28. Minimum Regulatory Capital Requirements. Notwithstanding any provision of this Plan or any agreement to the contrary, Awards granted under the Plan will expire or be forfeited, to the extent not exercised or settled, within forty-five (45) days following the receipt of notice from the Company’s and/or the Bank’s primary federal or state regulator (“Regulator”) that (i) the Company and/or the Bank has not maintained its minimum capital requirements (as determined by the Regulator); and (ii) the Regulator is requiring termination or forfeiture of the Awards. Upon receipt of such notice from the Regulator, the Company and/or the Bank will promptly notify each Participant that such Awards have become fully exercisable and vested to the full extent of the grant and that the Participant must exercise the Award or the Award must be settled, as applicable, prior to the end of the 45-day period or such earlier period as may be specified by the Regulator or the Participant will forfeit such Awards. In case of forfeiture, no Participant will have a cause of action, of any kind or nature, with respect to the forfeiture against the Company, the Bank or any Parent or Subsidiary. None of the Company, the Bank, or any Parent or Subsidiary will be liable to any Participant due to the failure or inability of the Company and/or the Bank to provide adequate notice to the Participant.

29. Section 409A. It is the intention of the Company that no Award shall be “deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Administrator specifically determines otherwise, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The following rules shall apply to Awards intended to be subject to Section 409A of the Code (“409A Awards”):

(a) Any distribution of a 409A Award following a separation from service that would be subject to Section 409A(a)(2)(A)(i) of the Code as a distribution following a separation from service of a “specified employee” (as defined under Section 409A(a)(2)(B)(i) of the Code) shall occur no earlier than the expiration of the six-month period following such separation from service (or, if earlier, the Participant’s death).

(b) In the case of a 409A Award providing for distribution or settlement upon vesting or lapse of a risk of forfeiture, if the time of such distribution or settlement is not otherwise specified in the Plan or Award Agreement or other governing document, the distribution or settlement shall be made no later than March 15 of the calendar year following the calendar year in which such 409A Award vested or the risk of forfeiture lapsed.

(c) In the case of any distribution of any other 409A Award, if the timing of such distribution is not otherwise specified in the Plan or Award Agreement or other governing document, the distribution shall be made not later than the end of the calendar year during which the settlement of the 409A Award is specified to occur.

30. Construction. Headings in this Plan are included for convenience and shall not be considered in the interpretation of the Plan. References to sections are to Sections of this Plan unless otherwise indicated. Pronouns shall be construed to include the masculine, feminine, neutral, singular or plural as the identity of the antecedent may require. This Plan shall be construed according to its fair meaning and shall not be strictly construed against the Company.

31. Compensation Recoupment. All compensation and Awards payable or paid under the Plan and any sub-plans shall be subject to the Company’s ability to recover incentive-based compensation from executive officers, as is required by (i) the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations or rules promulgated thereunder, (ii) the rules and regulations applicable to incentive compensation promulgated by the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, or any state banking regulator, or (iii) any other “clawback” provision required by Applicable Law or the listing standards of any applicable stock exchange or national market system.

[Signature Page Follows]

[Signature Page to 2021 Equity Incentive Plan]

IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officer, has executed this Plan on this the 26th day of April, 2021.

KEYSTONE BANCSHARES, INC.

By:	/s/ Jeffrey A. Wilkinson
Jeffrey A. Wilkinson
Chairman, President and Chief Executive Officer

AMENDMENT

TO THE

KEYSTONE BANCSHARES, INC.

2021 EQUITY INCENTIVE PLAN

This Amendment (“Amendment”) to the 2021 Equity Incentive Plan (as amended from time to time, the “Plan”), of Keystone Bancshares, Inc. (the “Company”) is made as of the 26th day of April, 2023. Unless otherwise defined herein, all capitalized terms in this Amendment shall have the meanings assigned to such terms in the Plan.

RECITALS

WHEREAS, the board of directors (the “Board”) and the shareholders of the Company previously approved and adopted the Plan (previously known as the 2018 Equity Incentive Plan effective September 19, 2018), which initially provided for the issuance of up to 450,000 shares of the Company’s common stock (“Common Stock”) in connection with Awards granted under the Plan, all of which may be subject to Incentive Stock Option treatment;

WHEREAS, on April 26, 2021 and May 26, 2021, respectively, the Board and shareholders of the Company approved and adopted certain amendments to the Plan, including, among other things, the increase of the number of shares of Common Stock that may be issued under the Plan to 750,000 shares, all of which may be subject to Incentive Stock Option treatment, and the Plan was amended, restated and renamed as the Keystone Bancshares, Inc. 2021 Equity Incentive Plan;

WHEREAS, the Board has determined that it is advisable and in the best interests of the Company and its shareholders to adopt an amendment to the Plan to increase the number of shares of Common Stock that may be issued under the Plan by 250,000 shares of Common Stock, resulting in a total of 1,000,000 shares of Common Stock that may be issued under the Plan, all of which may be subject to Incentive Stock Option treatment, subject to shareholder approval; and

WHEREAS, Section 18(a) of the Plan provides that the Board may at any time amend the Plan, subject to shareholder approval if required by Applicable Law.

AMENDMENT

NOW, THEREFORE, the Plan is hereby amended as follows, effective as of the date set forth above:

1. Amendment. Section 3, Subsection (a) of the Plan is hereby amended by deleting such Subsection in its entirety, and a new Section 3, Subsection (a) shall be substituted in its place, as follows:

“(a) Basic Limitation. Subject to the provisions of Section 15 hereof, the maximum aggregate number of Shares that may be issued pursuant to all Awards under the Plan shall not exceed 1,000,000 Shares, all of which may be subject to Incentive Stock Option treatment. Shares shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. Upon payment in Shares pursuant to the exercise of an Award, the number of Shares available for issuance under the Plan shall be reduced only by the number of Shares actually issued in such payment. If a Participant pays the exercise price (or purchase price, if applicable) of an Award through the tender of Shares, or if Shares are tendered or withheld to satisfy any withholding obligations of the Company, the number of Shares so tendered or withheld shall again be available for issuance pursuant to future Awards under the Plan.”

2. Continuing Effect. All other terms, provisions, conditions, covenants, representations and warranties contained in the Plan are not modified by this Amendment and shall continue in full force and effect as originally written. As hereby modified and amended, all of the terms and provisions of the Plan are hereby ratified and confirmed.

3. Effectiveness. This Amendment shall become effective as of the date first written above. This Amendment shall be subject to approval by the shareholders of the Company within twelve (12) months after the date this Amendment is adopted by the Board. Such approval by the shareholders of the Company shall be obtained in the degree and manner required under Applicable Law. The additional Awards authorized under this Amendment may be granted, but any such additional Awards that are Incentive Stock Options may not be exercised prior to approval of this Amendment by shareholders of the Company.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officer, has executed this Amendment to the Plan on this the 26th day of April, 2023.

KEYSTONE BANCSHARES, INC.

By:	/s/ Jeffrey A. Wilkinson
Jeffrey A. Wilkinson
Chairman, President and Chief Executive Officer

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